Exhibit 24(b)



                    PHILLIPS PETROLEUM COMPANY

                      C E R T I F I C A T E
                      ---------------------

     I, the undersigned, D. L. Cone, Assistant Secretary of Phillips Petroleum Company, a Delaware corporation, do hereby certify that the attached is a full, true and correct copy of a resolution adopted by the Directors of said corporation at a meeting of said Board duly held at Bartlesville, Oklahoma, on the 14th day of September 1998.
     I further certify that said resolution has not been amended, canceled or superseded and is in full force and effect as of the date of this certificate.
     Given under my hand and the seal of the corporation this 5th day of November 1998.



                                             /s/ D. L. Cone
                                        -------------------------
                                           Assistant Secretary


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Phillips Petroleum Company                     Board of Directors


                         R E S O L U T I O N
                         -------------------


RESOLVED, that pursuant to Section 13 of Article III of the Bylaws of the Company, each director of the Company who is not an employee of the Company shall:

     effective January 1, 1999

     (a) be paid a total of $105,000 per calendar year if not a committee chairperson and $106,500 per calendar year if a committee chairperson, the amounts to be paid one half in shares of Phillips Petroleum Company common stock (the "Shares"), valued as of the date of the grant, and one-half in cash, which shall be payable one-twelfth monthly for each month of service as a director; and

     (b) be granted such number of Shares each year so as to equal the one half of the Board compensation provided in (a) above, such grant to be made effective in its entirety on the first business day in January of each year for past service during the director's then-current term of office; or, in respect of a director who served during such term only subsequent to January 1st of the year, then such grant to be made effective in its entirety on the fifteenth day of the month following the month of election for past service during such term; and

     (c) be given the opportunity to indicate a preference for the stock portion of the Board compensation provided in
          (b) above to be issued in either restricted or unrestricted shares; and

     (d)  be given the opportunity to indicate a preference to:
          (i) defer all the cash portion of the Board compensation to the Non-Employee Director Deferred Compensation Plan or any substitute or replacement plan; (ii) direct that all or a portion be used to purchase shares of restricted stock; or (iii) direct that all or a portion be used to purchase unrestricted stock; and

     (e) be reimbursed for all reasonable expenses incurred in attending Board and/or committee meetings upon approval thereof by the Chairman of the Board or the President;
          and


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RESOLVED, that effective as of January 1, 1999, each of the following compensation and benefit plans be and they hereby are amended to read in the form of the respective drafts presented to this meeting and marked "Proposed September 14, 1998", a copy of each of which the Secretary is directed to identify and retain with the ancillary records pertaining to this meeting:

     Phillips Petroleum Company Stock Plan for Non-Employee
     Directors

     Deferred Compensation Plan for Non-Employee Directors of
     Phillips Petroleum Company

RESOLVED, that until the effective date of the aforesaid compensation arrangements, the currently-existing arrangements for compensation corresponding thereto shall remain in full force and effect, but shall upon such effective date be repealed; and

RESOLVED, that the Chairman of the Board of Directors, the President, any Executive Vice President, any Vice President, the Treasurer and any Assistant Treasurer (the "Authorized Officers") shall be, and each of them is, hereby authorized in the name and on behalf of the Company, to prepare, or cause to be prepared pursuant to the Securities Act of 1933, as amended, one or more registration statements relating to the Shares, which shall be submitted to the Directors for their review (the "Registration Statements"); and such registration, notice or identifying documents required or appropriate under other applicable law or regulation (foreign or domestic), with full power and authority to make such changes in form or substance as each of such Authorized Officers, in his or her discretion, with the advice of counsel, deems necessary, appropriate or desirable, to execute each such Registration Statement or document, and upon the execution by the Company's required officers either personally or by attorney-in-fact, which is hereby authorized, and the execution thereof by such Directors of this Company as are necessary, either personally or by an attorney-in-fact, the Authorized Officers of this Company be, and each of such Authorized Officers hereby is, authorized and directed to cause the same to be filed, published or distributed as is required or appropriate (filings, publications or distributions other than in the U.S. hereinafter referred to as "Other Filings"); and that the Authorized Officers of the Company be, and each of them is, hereby authorized in the name and on behalf of the Company to prepare or cause to be prepared and to execute and secure execution by the required officers and Directors personally or by an attorney-in-fact, and to file, publish or distribute or cause to be filed, published or distributed with the appropriate agency or commission, such amendments and supplements, including pre-effective amendments, post-effective amendments or supplements to the Registration Statements or prospectus contained therein or related thereto or other documents as may be required or appropriate for the Other Filings, together with all documents or exhibits and all certificates, letters, instruments, applications and any other documents which may be required or appropriate for each such Registration Statement, prospectus, or Other Filings as each of such Authorized Officers, with the advice of counsel, deems necessary or advisable; and


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RESOLVED, that the Authorized Officers be, and each of them is, hereby authorized in the name and on behalf of the Company to take any and all action which they may, with the advice of counsel, deem necessary or appropriate in order to effect the registration or qualification of or obtain similar authorization or clearance for all or any of the Shares for offer and sale under the securities or Blue Sky laws or regulation of any of the States of the U.S. and the District of Columbia or the Securities under any applicable laws or regulations of any other jurisdictions or to effect compliance with any such applicable law or regulation, and in connection therewith to execute, acknowledge, verify, deliver, file and publish all such applications, reports, covenants, resolutions and other papers and instruments as may be required or appropriate under such law or regulations, and to take any and all such further action as each such Authorized Officer may deem necessary or appropriate in order to maintain any such registration, qualification, authorization, clearance or compliance for as long as he may deem to be in the best interests of the Company, consistent with the forms, terms and conditions approved by the Authorized Officers under the authority delegated to them set forth above; and

RESOLVED, that the Authorized Officers be, and each of them is, hereby authorized to execute and file in the name and on behalf of the Company in such jurisdictions of the U.S. or elsewhere wherein consents to service of process may be requisite or appropriate under the securities laws thereof in connection with the offering and sale of any of the Shares, irrevocable written consents on the part of the Company to be sued in such jurisdictions in regard to such matters as the Authorized Officer acting considers necessary or appropriate, and to appoint one or more appropriate official persons or agents for the Company for the purpose of receiving and accepting process in such suits; and

RESOLVED, that such corporation(s), firm(s) or person(s) as may be selected by the Authorized Officers be, and each of them hereby is, appointed attorney-in-fact for the purposes of executing an application for the registration, as may be necessary or appropriate, of any of the Shares pursuant to and in the form prescribed under the California Corporate Securities Law of 1968; and

RESOLVED, that the Treasurer of the Company be, and he hereby is, appointed as the Agent for Service to be named in any communications for the Company in connection with any Registration Statement; and

RESOLVED, that the Authorized Officers be, and each of them is, hereby authorized by the Company to make such applications to such securities exchanges or similar organization in the U.S. or elsewhere, if any, for the listing thereon of any of the Shares in the event such application is required to effect listing of the Shares, and to enter into such agreements and undertakings to effect such listing as the Authorized Officer acting shall deem necessary, desirable or appropriate, and to appear before the appropriate officials of said exchange or organization, with authority to make such changes, with the advice of counsel, in any such application or in any agreement,


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instrument or document relative thereto as may be necessary or appropriate in connection with such listing; and

RESOLVED, that the Authorized Officers be, and each of them is, hereby authorized to execute agreements between the Company and such exchange or organization in such form as such Authorized Officer, with the advice of counsel, deems necessary, appropriate or advisable and as may be required by or acceptable to such exchange or organization; to indemnify and hold harmless said exchange or organization, its governors, directors, officers and employees, and any purchaser for value of any of the Shares against any and all losses, liabilities, claims, damages or expenses (whether such claims be groundless or otherwise), including costs, disbursements and counsel fees, arising out of any act done in reliance upon the authenticity of the facsimile signatures of Authorized Officers of the Company in connection with the execution of the Shares on behalf of the Company or any facsimile signatures resembling or purporting to be such facsimile signatures; and

RESOLVED, that the Authorized Officers of this Company are hereby authorized, in the name and on behalf of this Company, to make, execute and deliver or cause to be made, executed and delivered, all such officers' certificates and such other agreements, undertakings, documents or instruments or to perform or cause to be performed such other acts as each Authorized Officer may deem necessary, appropriate or desirable to effectuate the purpose and intent of the foregoing resolutions.


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